UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2010

K-V PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 1-9601

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO	63044
(Address of principal executive offices)	(Zip Code)

(314) 645-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by K-V Pharmaceutical Company (the “Registrant”) on its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2010, the Registrant has been unable to file its Annual Report on Form 10-K for the Registrant’s fiscal year ended March 31, 2010 (the “2010 Annual Report”).

On July 8, 2010, the Registrant issued a press release disclosing the receipt of a letter from NYSE Regulation, Inc. on June 30, 2010, informing the Registrant that it is subject to certain procedures as specified in Section 802.01E of the New York Stock Exchange’s Listed Company Manual as a result of the Registrant’s failure to timely file the 2010 Annual Report with the SEC.

The Registrant is in the process of preparing the 2010 Annual Report but is unable, at this time, to estimate when the 2010 Annual Report will be filed.

A copy of the press release is attached hereto as Exhibit 99. The Registrant has posted this Form 8-K on its Internet website at www.kvpharmaceutical.com. References to the Registrant’s website address are included in this Form 8-K and the press release only as inactive textual references and the Registrant does not intend them to be active links to its website. Information contained on the Registrant’s website does not constitute part of this Form 8-K or the press release.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is furnished as part of this report:

Exhibit Number	Description

99	Press Release dated July 8, 2010, issued by K-V Pharmaceutical Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2010

K-V PHARMACEUTICAL COMPANY

By:	/S/ GREGORY J. DIVIS, JR.
Gregory J. Divis, Jr.
Interim President and Interim Chief Executive Officer